EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of UST Inc. (the “Company”), pertaining to the UST Inc. Amended and Restated Stock Incentive Plan, of our report dated February 6, 2003, with respect to the consolidated financial statements of the Company incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002.

ERNST & YOUNG LLP

Stamford, Connecticut
May 9, 2003